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                                                                   EXHIBIT 10.3
                             SUB-SUBLEASE AGREEMENT

     THIS AGREEMENT is made this ___ day of July, 1998, by and between The Profit Recovery Group International I, Inc., a Georgia corporation with its principal place of business at 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339-8426 (hereafter called "PRG") and Manhattan Associates, Inc., a Georgia corporation with its principal place of business at 2300 Windy Ridge Parkway, Suite 700 North, Atlanta, Georgia 30339 (hereinafter called "Manhattan").


                              W I T N E S S E T H:

     WHEREAS, pursuant to a Lease, dated July 31, 1987, as subsequently amended on November 10, 1987, April 30, 1988, August 4, 1989, October 10, 1989, November 7, 1989, December 1, 1989 and March 12, 1990 (herein collectively called the "Prime Lease" and attached as Exhibit "A"), International Business Machine Corporation, a New York corporation (hereinafter called the "Prime Sublessor") leased from Wildwood Associates, a Georgia general partnership (hereinafter called the "Prime Lessor") certain portions of the building known as 2300 Windy Ridge Parkway, Wildwood Office Park, Atlanta Georgia (the "Building"), including but not limited to the third (3rd) floor thereof; and

     WHEREAS, pursuant to a Sublease, dated October 29, 1993, (herein called the "Prime Sublease" and attached as Exhibit "B"), PRG's predecessor in interest sublet from the Prime Sublessor the third (3rd) floor of the Building; and

     WHEREAS, PRG desires to Sub-Sublease to Manhattan and Manhattan desires to Sub-Sublease from PRG the third (3rd) floor consisting of approximately 23,776 rentable square feet (the "Premises").

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, PRG and Manhattan stipulate, covenant and agree as follows:

1. PREMISES

     PRG does hereby Sub-Sublease to Manhattan a portion of the Building consisting of approximately 23,776 square feet of rentable area on the third
(3rd) floor of the North Tower thereof (the "Premises") as outlined in red and crosshatched on Exhibit "C" attached hereto and made a part hereof.

2. DELIVERY OF PREMISES

     On or before September ___, 1998, PRG shall make available to Manhattan that portion of the Premises consisting of approximately 7,998 square feet of rentable area as identified on

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Exhibit "C". On or before March 1, 1999, PRG shall make available to Manhattan the remaining portion of the Premises.

3. TERM

     The term shall commence on the date of delivery specified in Section 4 hereof, and except as provided herein, shall expire on December 30, 2002.

4. USES

     The Premises shall be used for office space in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached to the Prime Lease, as same may have been modified or amended by virtue of the Prime Sublease. Manhattan covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and as hereafter promulgated by Prime Lessor. Prime Lessor shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem.

5. RENT

     Commencing on the date the Premises, or the applicable portion thereof, shall be delivered to Manhattan, Manhattan shall pay to PRG Annual Base Rent equal to (a) $20.76 per rentable square foot for portions of the Premises which it occupies, plus (b) $20.76 per rentable square foot for its pro-rata portion of the "common area" described in Paragraph 7, and computed by multiplying the Annual Base Rent by a fraction, the numerator of which shall be the number of rentable square feet of the Premises occupied by Manhattan, and the denominator of which shall be the number of square feet of the Premises occupied by Manhattan plus the number of square feet of the Premises occupied by PRG (exclusive of any portion of the Premises designated as "common area").

     In addition to Annual Base Rent, Manhattan shall pay Additional Rental as described in Paragraph 6, (collectively the "Rent") provided for hereunder in advance on the first day of every month during the Term. Rent shall be a prorated rate for fractions of a month if this Sub-Sublease commences or expires (as the case may be) for any reason on any day other than the first or last day of the calendar month, respectively. Manhattan shall make payment of Rent to PRG, at the address specified the preamble of this Agreement and directed to the attention of ________.

6. ADDITIONAL RENTAL

     (a) In addition to Annual Rent, Manhattan shall pay as Additional Rental its pro-rata share of increases in operating expenses over and above $6.50 per rentable square foot of the

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Premises, as defined in Article 3.04 of the Prime Lease. PRG shall furnish
Manhattan with a true copy of the statement of operating expenses delivered by Prime Lessor to PRG pursuant to the Prime Lease and the Prime Sublease. Manhattan shall reimburse PRG with twenty (20) days after the operating expense statement is furnished to Manhattan.


   For purposes of this Sub-Sublease, Manhattan shall pay Additional Rent on the Premises and its pro-rata portion of the "common area" described in Paragraph 7 hereof. Manhattan's share of said "common area" shall be equal to a fraction having as its numerator the number of rentable square feet of the Premises actually occupied by Manhattan, and as its denominator, the number of square feet of the Premises occupied by Manhattan plus the number of square feet of the Premises occupied by PRG; both the numerator and denominator shall exclude any portion of the Premises designated as "common area."

   (b) In addition to the foregoing, if Manhattan shall procure any services from the Building beyond the Building standard services specified in the Prime Lease, (such as alterations or after-hour air-conditioning) Manhattan shall pay for same at the rates charged therefor by the Prime Lessor and shall make such payment to PRG or Prime Lessor, as PRG shall direct.

   (c) Any Additional Rent or other sums payable by Manhattan under this Paragraph 6 shall be considered rent and collectible by PRG as such. If PRG shall receive any refund from either the Prime Sublessor or the Prime Lessor, Manhattan shall be entitled to the return of so much thereof as shall be attributable to prior payments by Manhattan.

7. PREPARATION FOR OCCUPANCY

   Prior to delivery of the first portion of the Premises, as described in Paragraph 2, PRG shall arrange for the construction of certain demising walls, corridors and doorways, as are indicated on Exhibit "C" to create a "common area" within the Premises, consisting of approximately 1,491 rentable square feet and identified on Exhibit "C". The cost of such construction shall be evenly divided by PRG and Manhattan, and Manhattan shall reimburse PRG for its share of such construction costs within thirty (30) days of an invoice therefor.

   Manhattan shall at its sole expense, perform or cause to be performed, such construction of the Premises as it desires; provided however, that prior to the commencement of construction, Manhattan shall obtain the written consent of PRG, the Prime Sublessor and the Prime Lessor, as same may be required under the Prime Lease or the Prime Sublease, which consent shall not be unreasonably withheld or delayed by PRG, to Manhattan's construction plans.

8. INCORPORATION OF PRIME LEASE

   (a) This Sublease is subject to all of the terms of the Prime Lease and the Prime Sublease with the same force and effect as if fully set forth herein at length, excepting only those provisions specified herein. All of the terms with which PRG is bound to comply under the

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Prime Lease or the Prime Sublease shall, to the extent they apply to the
Premises and except as otherwise provided herein, be binding upon Manhattan, and all of the obligations of Prime Lessor set forth in the Prime Lease shall and all of the obligations of IBM set forth in the Prime Sublease, to the extent only that they apply to the Premises and except as otherwise provided herein, inure to the benefit of Manhattan. It is the intention of the parties that, except as otherwise provided in this Sub-Sublease, the relationship between PRG and Manhattan shall be governed by the language of the various articles of the Prime Lease and the Prime Sublease as if they were typed out in this Sub-Sublease in full, and the words "Lessor" "Lessee and "Prime Lease" as used in the Prime Lease, and the words "Sublessor" "Sublessee" and "Sublease", shall read, respectively "PRG" "Manhattan" and "Sub-Sublease".

     (b) For the purpose of the Sub-Sublease, the following provisions of the Prime Sublease are hereby deleted in their entirety:

     Section 4, 12, and 15 of the Sublease dated October 29, 1993; Sections 1, 2, 3, 4, 5, 11 and 12 of Exhibit "B" to the Sublease dated October 29, 1993; and all provisions of the First Sublease Amendment dated as of February 12, 1996.

9.   PARKING

     PRG shall provide Manhattan with a total of seven (7) of PRG's reserved parking spaces, in the area designated for reserved parking by the Prime Lessor, and as subject to change by the Prime Lessor. Subject to the rights of the Prime Lessor or Prime Sublessor, PRG shall have the sole authority to designate which of its reserved parking spaces shall be provided to Manhattan hereunder. Two (2) reserved parking spaces shall be provided to Manhattan upon commencement of its occupancy of the first portion of the Premises, and the remaining five (5) spaces shall be made available to Manhattan on or before March 1, 1999.

10.  QUIET ENJOYMENT

     (a) PRG covenants and agrees with Manhattan that upon Manhattan paying the Rent and Additional Rent reserved in this Sub-Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sub-Sublease on Manhattan's part to be observed and performed, Manhattan may peaceably and quietly enjoy the Premises and Common Building Facilities (in common with other tenants) during the Term; provided, however, that this Sub-Sublease shall automatically terminate upon termination of either the Prime Lease or the Prime Sublease, and Manhattan shall have no claim against PRG unless such termination was caused by the default of PRG in the performance of those material obligations (under either the Prime Lease or the Prime Sublease) which have not been assumed by Manhattan hereunder. PRG will indemnify and hold harmless Manhattan from and defend Manhattan against all claims, liabilities losses and damages that Manhattan may incur by reason of, resulting from or arising out of any such termination of the Prime Lease or the Prime Sublease due to PRG's default thereunder. PRG covenants and agrees that (i) PRG will not enter into a consensual agreement

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with the Prime Lessor under the Prime Lease or with the Prime Sublessor under the Prime Sublease to terminate either the Prime Lease or the Prime Sublease, as the case may be, (ii) PRG will not terminate this Sub-Sublease as it pertains to the Premises unless PRG is entitled to do so under the Sublease or under this Sub-Sublease or by the condemnation and casualty provisions of this Sublease.

     (b) Manhattan covenants and agrees that Manhattan shall not do or suffer or permit anything to be done (within its reasonable and direct control) which would constitute a default under the Prime Lease or the Prime Sublease, or would cause the Prime Lease or the Prime Sublease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease or the Prime Sublessor under the Prime Sublease, Manhattan will indemnify and hold harmless PRG from and defend PRG against all claims, liabilities, losses and damages of any kind whatsoever that PRG may incur by reason of, resulting from or arising out of the cancellation, termination or forfeiture of the Prime Lease or the Prime Sublease, which is caused by any act or omission of Manhattan.

11.  NOTICES

     Any notice, demand, or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by hand or by nationally recognized overnight courier service to the addressee set forth in the preamble of this Agreement with all notices to PRG being directed to the attention of Clinton McKellar, Jr., Esq. and all notices to Manhattan being directed to the attention of its President. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. Address for notice may be changed by either party by giving 30 days written notice to the current address of record.

     PRG agrees to provide, in a timely manner, copies of any notices it receives from the Prime Lessor or the Prime Sublessor with respect to the Premises.

12.  ASSIGNMENT AND SUBLETTING

     Except as permitted by Paragraph 9 of the Prime Sublease, Manhattan shall not assign, mortgage, transfer, pledge or encumber its interest in this Sub-Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Manhattan, without in each case having first obtained the written consent of (a) PRG, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) the Prime Sublessor. Failure of any party to obtain the consent of the Prime Lessor shall in each case constitute a reasonable and conclusive basis for withholding consent.



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13.  PRIME LESSOR'S RESPONSIBILITIES

     Notwithstanding anything to the contrary contained in this Sub-Sublease, Manhattan agrees and acknowledges that it will look solely to the Prime Lessor, and to neither PRG nor Prime Sublessor, to furnish all services and to perform all obligations of Prime Lessor pursuant to the Prime Lease. PRG shall not be liable to Manhattan or be deemed in default hereunder for failure of Prime Lessor to furnish such services or perform such obligations. If Prime Lessor shall fail to perform any of its obligations under the Prime Lease, Manhattan may, at its option, enforce performance thereof if and to the extent authorized by the Prime Lease, and PRG shall cooperate with Manhattan in such enforcement.

14.  DESTRUCTION AND EMINENT DOMAIN

     Article 10.01, titled "Damage or Destruction," and Article 12, titled "Condemnation," of the Prime Lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sub-Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of Annual Rental and payable hereunder to the extent of damage to the Premises; provided, however, that such abatement shall in no event exceed the abatement granted to PRG under the Prime Sublease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by PRG by reason of inconvenience, annoyance or injury to Manhattan's business arising from the necessity of affecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease. Notwithstanding the foregoing, if the Premises cannot be restored within ninety (90) days after damage, destruction or condemnation (in the reasonable opinion of the Prime Lessor's architect), the Manhattan may elect to terminate this Sublease by written notice (to PRG) given within thirty (30) days after PRG's receipt of Sublessor's estimate of the time required to restore the Premises.

15.  INSURANCE

     (a) Manhattan shall maintain comprehensive general liability insurance covering the legal liability of Manhattan and PRG against all claims for any bodily injury or death of persons and for damage to or destruction to property occurring on, in or about the Premises and arising out of the use or occupation of the Premises by Manhattan in the minimum amount of $5,000,000.00 in connection with any single occurrence of bodily injury or death and $500,000.00 in connection with claims for property damage. Such policy shall provide that it may not be canceled or materially changed without at least thirty-(30) days prior written notice to each name insured. PRG shall be named as an additional insured on the insurance policies required of Manhattan under this Sub-Sublease.



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   (b) PRG and Manhattan shall each have included in all policies of commercial property insurance and other insurance (required under the Prime Lease, the Prime Sublease or this Sub-Sublease) obtained by them covering the Premises, the Building and the contents therein, a waiver by the insurer of all right or subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, PRG and Manhattan each waives all right to recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Sublease by the party seeking recovery.

16.   BROKERAGE

   Each party represents and warrants to the other that no broker, agent, or other person has represented such party in the negotiations for and procurement of this Sub-Sublease and that except as may be set forth herein, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of such party. Each party through which such a claim arises agrees to indemnify and hold the other harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred as a result of a breach of the representations and warranties contained in the immediately preceding sentence.

17.   BINDING AND ENTIRE AGREEMENT

   This Sub-Sublease shall be binding on PRG and Manhattan, and each of its respective legal representatives, successors and permitted assigns. This Sub-Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing, which is signed by both parties.

                           [Signatures on Next Page]


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18.   CONSENT OF PRIME SUBLESSOR

   In accordance with Section 9 of the Prime Sublease, it is understood and agreed that this Sub-Sublease shall not become effective unless and until PRG has obtained and delivered to Manhattan the written consent of Prime Sublessor to the subletting herein on or before the Commencement Date.

   IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sub-Sublease as of the day and year first above written.

WITNESS:                           MANHATTAN ASSOCIATES, INC.


------------------------           By:
                                       -----------------------------------
                                   Title
                                         ---------------------------------

                                                [CORPORATE SEAL]


------------------------           THE PROFIT RECOVERY GROUP
                                   INTERNATIONAL I, INC.

                                   By:
                                       -----------------------------------
                                   Title
                                         ---------------------------------

                                                [CORPORATE SEAL]